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                            ACTION OF THE MEMBERS OF

                                  TCO/PSI, LLC

                             TAKEN WITHOUT A MEETING

                               BY WRITTEN CONSENT

                                NOVEMBER 6, 2002

      The undersigned, constituting all of the members (the "Members") of TCO/PSI, LLC, a Delaware limited liability company (the "Company"), hereby adopt the following resolutions by their written consent pursuant to Sections 18-302 and 18-801 of the Delaware Limited Liability Company Act and the Company's Limited Liability Company Agreement, dated as of September 7, 1999 (the "Agreement").

      WHEREAS, the undersigned Members deem it to be in the best interests of the Company to dissolve the Company and cause it to distribute all of its assets to the Members in accordance with the Agreement, as set forth in the Plan of Distribution attached hereto as Exhibit A (the "Plan of Distribution").

DISSOLUTION OF THE COMPANY

      NOW, THEREFORE, BE IT RESOLVED: That the undersigned Members deem it to be in the best interests of the Company to wind up its affairs and to dissolve the Company;

      RESOLVED FURTHER: That pursuant to such dissolution, the distribution of the Company's assets as provided in the Agreement, as set forth in the Plan of Distribution, is hereby approved and the managing members of the Company be, and each of them hereby is, authorized to distribute the Company's assets to its Members in accordance with the Plan of Distribution;

      RESOLVED FURTHER: That the managing members of the Company be, and each of them hereby is, authorized and directed to prepare and file a Certificate of Cancellation with the Delaware Secretary of State, together with such other documents or certificates as are necessary or appropriate to effect the dissolution of the Company;

      RESOLVED FURTHER: That the managing members of the Company be, and each of them hereby is, authorized to prepare and file such other documents or certificates with respect to the Company's dissolution as are necessary or required by the applicable provisions of the Internal Revenue Code; and

      RESOLVED FURTHER: That the undersigned Members agree that upon receipt of the Company's assets pursuant to the Plan of Distribution, no Member shall have any

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      remaining obligation to any other Member arising under or related to the
      Agreement or the activities of the Company, and each Member hereby releases each other Member from any and all obligations, liabilities or claims arising under or related to the Agreement or the activities of the Company.

      RESOLVED FURTHER: That upon distribution of the Company's assets pursuant to the Plan of Distribution, each Member shall have no further obligation to the Company arising out of or related to the Agreement or the activities of the Company, including without limitation under Section 9.10 of the Agreement, and the Company hereby releases each Member from any and all obligations, liabilities or claims arising under or related to the Agreement or the activities of the Company.

GENERAL AUTHORITY AND RATIFICATION

      RESOLVED: That the managing members of the Company be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Company, to prepare or cause to be prepared and to execute, deliver, verify, acknowledge, file or record any documents, instruments, certificates, statements, papers, or any amendments thereto, as in their sole judgment be necessary, appropriate or advisable in order to effect the transactions contemplated in the foregoing resolutions, and to take any such further steps to carry out the transactions contemplated by the foregoing resolutions; and

      RESOLVED FURTHER: That the authority and power given hereunder be deemed retroactive and any and all actions previously taken by any managing member of the Company in connection with the transactions contemplated by these resolutions are hereby adopted, ratified, confirmed and approved in all respects.

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      The undersigned signatories, as the Members of the Company required to authorize the foregoing action, do hereby verify their authorization of the foregoing actions as of the date set forth above.

                                     Tennenbaum & Co., LLC


                                     By: /s/ Michael E. Tennenbaum
                                         ------------------------------
                                           Michael E. Tennenbaum
                                     Its:  Managing Member

                                         /s/ Mark K. Holdsworth
                                         ------------------------------
                                           Mark K. Holdsworth

                                         /s/ Howard M. Levkowitz
                                         ------------------------------
                                           Howard M. Levkowitz

                                         /s/ Matthew L. Gold
                                         ------------------------------
                                           Matthew L. Gold

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                                    EXHIBIT A

                      PLAN OF DISTRIBUTION OF TCO/PSI, LLC

      The Company's assets consist of 1,026,909 shares of common stock of Pemco Aviation Group, Inc., a Delaware corporation, par value $0.0001 (the "Common Stock"). The Common Stock shall be distributed in the following amounts:


             MEMBER                          NUMBER OF SHARES
             ------                          ----------------
        Tennenbaum & Co., LLC                     248,555
        Mark K. Holdsworth                        47,220
        Howard M. Levkowitz                       31,134
        Matthew L. Gold                           700,000

                                    Exhibit A